Exhibit 10.7

FORM OF

SERVICES AGREEMENT

THIS SERVICES AGREEMENT (this “Agreement”) is made and entered into effective as of                 , 2021 (the “Effective Date”), by and between Desert Peak Minerals Inc., a Delaware corporation (the “Corporation”), Desert Peak LLC, a Delaware limited liability company (the “Company” and together with the Corporation, the “Service Recipients” and individually, a “Service Recipient”), on the one hand, and Kimmeridge Operations, LLC, a Delaware limited liability company (the “Service Provider”), on the other hand.

RECITALS:

WHEREAS, during the Term (as defined herein), the Service Recipients desire to engage the Service Provider to provide or cause to be provided certain Services (as defined herein), and the Service Provider is willing to undertake such Services, in each case subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS AND REFERENCES

Section 1.1 Definitions.

In addition to the other terms that are expressly defined in this Agreement, when used in this Agreement, the following terms have the respective meanings assigned to them in this Section 1.1:

“Acquisition” shall mean any acquisition or series of acquisitions by the Service Recipients and their subsidiaries of (a) all or substantially all of the interest in any company or business (whether by a purchase of assets, purchase of equity, merger or otherwise) or (b) any mineral and royalty interests in oil and natural gas properties, in each case, occurring after the date of this Agreement.

“Additional Properties” means any oil and natural gas assets or related interests that are acquired by the Service Recipients and their subsidiaries pursuant to an Acquisition.

“Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the first Person. For the avoidance of doubt, the Service Recipients are Affiliates of each other and the Service Provider is not an Affiliate of the Service Recipients, for the purposes of the Agreement.

“Agreement” means this Services Agreement, as hereafter amended, restated or otherwise modified in accordance with the terms hereof.

“Board” means the Corporation’s board of directors.

“Business Day” means any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York, are authorized or obligated by law to close.

“Claim” has the meaning set forth in Section 2.4(c)(A).

“Confidential Information” has the meaning set forth in Section 8.10.

“Entity” means any corporation, limited liability company, general partnership, limited partnership, venture, trust, business trust, unincorporated association, estate or other entity.

“Governmental Entity” means any court or tribunal in any jurisdiction (domestic or foreign) or any governmental or regulatory body, agency, department, commission, board, bureau or other authority, arbitrator or instrumentality (domestic or foreign).

“Indemnitee” has the meaning set forth in Section 2.4(c)(A).

“Officer” means any officer of the Service Recipients.

“Person” means any individual or Entity.

“Prime Rate” means the rate of interest per annum for domestic banks as published in The Wall Street Journal in the “Money Rates” section or if such rate ceases to be published in The Wall Street Journal or if The Wall Street Journal ceases publication, such other rate as agreed by the parties from the date when payment was due until the date payment is made.

“Properties” means any Serviced Properties and any Additional Properties.

“Service Provider” has the meaning set forth in the introductory paragraph hereof.

“Service Recipients” has the meaning set forth in the introductory paragraph hereof.

“Service Recipient Indemnitee” has the meaning set forth in Section 2.4(c).

“Serviced Properties” means any oil and natural gas assets or related interests that are acquired by the Service Recipients and their subsidiaries on the date of this Agreement or that are acquired pursuant to an Acquisition.

“Services” has the meaning set forth in Section 2.1(a).

“Term” has the meaning set forth in Section 5.1.

Section 1.2 References and Construction. In this Agreement: (a) unless the context requires otherwise, all references in this Agreement to sections, subsections or other subdivisions shall be deemed to mean and refer to sections, subsections or other subdivisions of this Agreement; (b) titles appearing at the beginning of any subdivision are for convenience only and shall not constitute part of such subdivision and shall be disregarded in construing the language contained in such subdivision; (c) the words “this Agreement,” “this instrument,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited; (d) words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires; pronouns in masculine, feminine and neuter genders shall be construed to include any other gender; (e) examples shall not be construed to limit, expressly or by implication, the matters they illustrate; (f) the word “or” is not exclusive and the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions; (g) no consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement; (h) all references herein to “$” or “dollars” shall refer to U.S. dollars; and (i) unless the context otherwise requires or unless otherwise provided herein, any reference herein to a particular agreement, instrument or document shall also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument, or document.

ARTICLE II

SCOPE OF SERVICES TO BE PROVIDED

Section 2.1 Engagement.

(a) On the terms and subject to the conditions and qualifications set forth in this Agreement, the Service Recipients hereby engage the Service Provider, acting directly or through its Affiliates and their respective employees, agents, contractors or independent third parties, and the Service Provider hereby accepts such engagement, to provide or cause to be provided those services described in Schedule A (collectively, the “Services”), which Services shall not require approval of the Board, consistent with and subject to the terms and conditions of this Agreement (including the term set forth in Section 5.1); provided, however, that notwithstanding the foregoing or anything else herein to the contrary, in connection with the performance of its duties and obligations hereunder, the Service Provider shall not (nor any of the Service Provider’s officers or other agents or representative acting on its behalf) have the authority or be permitted to take, in the name or on behalf of either Service Recipient or any subsidiary thereof, any action that requires the prior approval of the Board or pursuant to any action of the Board as to which the Service Provider has been notified, unless and until such approval of the Board has been obtained.

(b) In providing, or causing to be provided, the Services, in no event shall the Service Provider be obligated to do any of the following: (i) maintain the employment of any specific employee or hire additional employees; (ii) purchase, lease or license any additional equipment (including computer equipment, furniture, furnishings, fixtures, machinery, vehicles, tools and other tangible personal property), systems or software; (iii) otherwise acquire any additional assets, rights or properties; (iv) make modifications to its existing systems or software; or (v) pay any costs related to the transfer or conversion of data of the Service Recipients; provided, however, that, in the event that any employees that are engaged in the provision of Services cease working for the Service Provider or are reassigned to other work by the Service Provider, the Service Provider shall make commercially reasonable efforts to replace such employees or otherwise to have the duties performed by such employees in connection with the Services continue to be provided, and the Service Provider shall make or cause to be made such repairs or modifications as are reasonably necessary to keep the equipment, systems or software used in providing the Services in working order, to the extent consistent with Service Provider’s historical practices prior to the Effective Date. Service Provider shall not be required to perform Services hereunder that conflict with any applicable law, contract or permit or policies of the Service Provider or to which the Service Provider is subject relating to business conduct and ethical practices.

Section 2.2 Transition Obligations. It is understood and agreed by the parties that the Service Provider is expected to provide the Services for a limited amount of time while the parties work together to effect the transition of the day to day operations of the mineral and royalty interest business of the Corporation and the Company from Service Provider to the Service Recipients or to a successor provider or providers of such Services designated by the Service Recipients (the “Transition”). During the Term of this Agreement, the Service Provider and the Service Recipients shall reasonably cooperate to take all actions reasonably necessary to support the Transition, including but not limited to, dedicating and allocating appropriate personnel to effectuate the Transition, in an orderly and expeditious manner, including the assignment to the Service Recipients, or the replacement service provider(s), as applicable, of any contracts entered into by the Service Provider relating to the performance of such Services, the transition of personnel from the employ of Service Provider to be employed by Service Recipients or an affiliate thereof, assignment or transfer of leases for office space and doing all things in the ordinary course of business required to effect the Transition (the “Transition Activities”); provided, however, that the Service Provider shall not be responsible for (and the Service Recipients shall be responsible for) any payments, costs and expenses required in connection with securing transfer of such contracts and such other transition services. Service Recipients shall use commercially reasonable efforts to effect the Transition and perform their respective Transition Activities in a timely and expeditious manner.

Section 2.3 Limitation on Powers and Duties. The Service Provider’s duties and obligations are limited under this Agreement to the availability of the resources of the Service Recipients to pay for the same, and to the extent the Service Recipients fail to timely pay the Service Provider amounts due for services provided under this Agreement, then the Service Provider shall not be under any obligation to provide services under this Agreement until such amounts are paid in full. Notwithstanding the provisions of Section 2.1 or any other provision of this Agreement to the contrary, without the prior approval of the Board, or its delegates, the Service Provider shall not:

(a) amend, change or modify this Agreement;

(b) enter into any transaction binding a Service Recipient or any agreement binding on a Service Recipient with, or grant any waiver binding on a Service Recipient to, any Affiliate of the Service Provider in connection with the Services provided for hereunder;

(c) make any election or take any other action that requires approval of the Board (as set forth in the most recent communication from Service Provider as to matters requiring Board approval); or

(d) enter into any transaction or agreement involving a Service Recipient that is not expressly approved by the Board or its delegates, if prior approval of the Board is required.

Section 2.4 Standard of Care; Indemnification.

(a) The Services and the Transition Activities to be provided hereunder shall be performed in substantially the same manner, with respect to the Services only and only to the extent applicable, as such Services were performed by Service Provider prior to the date of this agreement, with a degree of care, diligence and skill that a reasonably prudent Person involved in the acquisition, development and management of mineral and royalty interests in oil and natural gas properties comparable to those of the Properties would exercise, and in compliance with all applicable laws and this Agreement.

(b) NEITHER THE SERVICE PROVIDER, ITS AFFILIATES, NOR ITS OR THEIR RESPECTIVE PARTNERS, MEMBERS, OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES OR AGENTS, SHALL BE LIABLE, RESPONSIBLE, OR ACCOUNTABLE IN DAMAGES OR OTHERWISE TO THE SERVICE RECIPIENTS FOR ANY ACTION TAKEN OR FAILURE TO ACT (EVEN IF SUCH ACTION OR FAILURE TO ACT CONSTITUTED THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE OF SERVICE PROVIDER OR SUCH AFFILIATE, PARTNER, MEMBER, OFFICER, MANAGER, DIRECTOR, EMPLOYEE OR AGENT) IN CONNECTION WITH THE OPERATIONS, BUSINESS AND AFFAIRS OF THE SERVICE RECIPIENTS, UNLESS SUCH ACT OR FAILURE TO ACT WAS THE RESULT OF FRAUD, WILLFUL AND INTENTIONAL MISCONDUCT OR CRIMINAL WRONGDOING OR GROSS NEGLIGENCE. IN NO EVENT SHALL THE SERVICE PROVIDER EVER BE LIABLE TO ANY SUCH PARTY UNDER THIS AGREEMENT OR IN CONNECTION WITH SERVICES PROVIDED HEREUNDER FOR ANY PUNITIVE, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES, LOSS OF PROFIT OR OTHER SIMILAR DAMAGE OR LOSS, WHETHER IN TORT, CONTRACT OR OTHERWISE.

(c) Without limitation of Section 2.4(b):

THE SERVICE RECIPIENTS SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE SERVICE PROVIDER AND ITS OWNERS, MANAGERS, OFFICERS, AFFILIATES (EXCLUDING, FOR THE AVOIDANCE OF DOUBT, THE SERVICE RECIPIENTS), EMPLOYEES, AGENTS AND REPRESENTATIVES (COLLECTIVELY, THE “INDEMNITEES” AND INDIVIDUALLY, AN “INDEMNITEE”) FROM ANY AND ALL LOSSES, LIABILITIES, COSTS, EXPENSES, JUDGMENTS, FINES, SETTLEMENTS AND OTHER AMOUNTS (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) ARISING FROM ANY CLAIMS, DEMANDS, ACTIONS, SUITS OR PROCEEDINGS, CIVIL, CRIMINAL, ADMINISTRATIVE OR INVESTIGATIVE (EACH, A “CLAIM”), IN WHICH THE INDEMNITEE MAY BE INVOLVED, OR THREATENED TO BE INVOLVED, AS A PARTY OR OTHERWISE, BY REASON OF OR IN ANY WAY ARISING OUT OF THIS AGREEMENT OR THE SERVICE PROVIDER’S PROVISION OF SERVICES AS AGENT HEREUNDER; PROVIDED, HOWEVER, THAT NO INDEMNITEE SHALL BE INDEMNIFIED BY THE SERVICE RECIPIENTS FOR (A) ANY ACTS OR OMISSIONS BY THE INDEMNITEE THAT CONSTITUTE OR RESULT FROM SUCH INDEMNITEE’S FRAUD, WILLFUL AND INTENTIONAL MISCONDUCT, CRIMINAL WRONGDOING, OR GROSS NEGLIGENCE, OR (B) ANY CLAIM INITIATED BY AN INDEMNITEE UNLESS THAT CLAIM WAS BROUGHT TO ENFORCE THAT INDEMNITEE’S RIGHT TO INDEMNIFICATION UNDER THIS SECTION 2.4(c) AND SUCH INDEMNITEE IS ACTUALLY ENTITLED TO INDEMNIFICATION.

THE SERVICE PROVIDER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE SERVICE RECIPIENTS AND THEIR OWNERS, MEMBERS, MANAGERS, OFFICERS, DIRECTORS, AFFILIATES, EMPLOYEES, AGENTS AND REPRESENTATIVES (COLLECTIVELY, THE “SERVICE RECIPIENT INDEMNITEES” AND INDIVIDUALLY, A “SERVICE RECIPIENT INDEMNITEE”) FROM ANY AND ALL CLAIMS, IN WHICH THE SERVICE RECIPIENT INDEMNITEE MAY BE INVOLVED, OR THREATENED TO BE INVOLVED, AS A PARTY OR OTHERWISE, IF AND TO THE EXTENT ARISING OUT OF OR RESULTING FROM ANY ACTS OR OMISSIONS BY THE SERVICE PROVIDER (INCLUDING ITS OWNERS, MANAGERS, OFFICERS, AFFILIATES, EMPLOYEES, AGENTS AND REPRESENTATIVES ACTING ON SERVICE PROVIDER’S BEHALF, BUT EXCLUDING, FOR THE AVOIDANCE OF DOUBT, SERVICE RECIPIENTS OR THEIR SUBSIDIARIES) THAT CONSTITUTE OR RESULT FROM THE SERVICE PROVIDER’S FRAUD, WILLFUL AND INTENTIONAL MISCONDUCT, CRIMINAL WRONGDOING, OR GROSS NEGLIGENCE IN PROVIDING THE SERVICES OR OTHERWISE ARISING OUT OF THIS AGREEMENT.

Expenses incurred by an Indemnitee in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Service Recipients in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the Service Recipients.

The indemnification provided by this Section 2.4 shall continue as to an Indemnitee or Service Recipient Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitees or Service Recipient Indemnitees, as applicable.

Notwithstanding anything else contained in this Agreement to the contrary, the remedies set forth in Section 2.4 shall be the sole and exclusive remedies with respect to any and all claims under this Agreement by (a) in the case of Service Recipients, the Service Recipient Indemnitees, and (b) in the case of Service Provider, the Indemnitees, except for the remedies set forth in Article III with respect to compensation paid hereunder, which shall be available to the parties hereto in accordance with the terms thereof.

All obligations of Service Recipients hereunder, including those set forth in this Section 2.4, shall be joint and several.

ARTICLE III

COMPENSATION

Section 3.1 Reimbursable Costs; Cash Advances.

(a) The Service Recipients shall reimburse the Service Provider for the actual general and administrative and overhead costs and expenses (including the salaries and other compensation and benefits of its employees, appropriately allocated in accordance with the time they spend providing the Services), and all out-of-pocket costs and expenses (including rent expenses and any expenses for auditors or other consultants), in each case, incurred by the Service Provider or its affiliate in performing the Services (the “Service Provider Expenses”). Notwithstanding the foregoing and for the avoidance of doubt, “Service Provider Expenses” shall not include (i) any management fee or similar fee paid by Kimmeridge Mineral Fund, LP, Kimmeridge Energy Exploration Fund V, LP or any other fund controlled, managed or advised by Kimmeridge Energy Management Company, LLC or (ii) the salaries and other compensation and benefits of any partner or employee of Kimmeridge Energy Management Company, LLC or its Affiliates other than the Service Provider, Kimmeridge Operations, LLC. All allocations of Service Provider Expenses (including allocation of employee compensation and benefits) will be allocated in accordance with the Service Provider’s expense policy, which is attached hereto as Exhibit A (the “Allocation Policy”); provided, however, that in the event that any cost or expense is allocable pursuant to the Allocation Policy but does not constitute Service Provider Expenses under this Agreement, the terms of this Agreement shall control; provided further that footnote 1 to the Allocation Policy will be deemed deleted for purposes hereof.

(b) The Service Provider may periodically request that the Service Recipients advance Service Provider Expenses in connection with the performance of the Services, but only to the extent such costs and expenses are reasonably expected to be incurred within sixty (60) days after any such request. Any such request shall be accompanied by a statement to which each applicable cost or expense relates and shall include such other documentation relating to such cost or expense as may be reasonably necessary to substantiate the advance or as may be reasonably requested by the Service Recipients from time to time. If any such requested funds are not advanced by the Service Recipients, and as a result the Service Provider would be required to front a cost or expense on behalf of the Service Recipients with respect to the performance of any Services, the Service Provider may refrain from performing such Service until the Service Recipients agree to advance such funds hereunder, without penalty. If any advanced funds are not expended in the performance of the Services within ninety (90) days after such funds are so advanced, the Service Recipients shall have the right to require the return of such funds by written notice to the Service Provider.

Section 3.2 Invoicing and Payment. The Service Provider will invoice each Service Recipient from time to time, as determined by the Service Provider in its sole discretion, subject to the provisions of this Section 3.2. The Service Recipients will pay undisputed invoiced amounts promptly after the receipt of each such invoice. The Service Provider shall send an invoice to each Service Recipient on or before the twentieth (20th) day following the end of each month for charges incurred in the preceding month.

Such invoices will be accompanied by statements which identify in reasonable detail all charges and credits, summarized by appropriate classifications of expense. Unless otherwise provided for in this Agreement, the Service Provider may require each Service Recipient to advance estimated cash outlays for the succeeding month’s services by the first day of the month for which the advance is required. The Service Provider shall adjust each monthly billing to reflect advances received by each Service Recipient.

Section 3.3 Disputes.

(a) A SERVICE RECIPIENT (OR THE AUDIT COMMITTEE OF THE BOARD) MAY, WITHIN 20 DAYS AFTER RECEIPT OF AN INVOICE FROM THE SERVICE PROVIDER, TAKE WRITTEN EXCEPTION TO ANY CHARGE, ON THE GROUND THAT THE SAME WAS NOT A REASONABLE COST OR EXPENSE INCURRED BY THE SERVICE PROVIDER IN CONNECTION WITH THE PROVISION OF SERVICES. IF THE AMOUNT AS TO WHICH SUCH WRITTEN EXCEPTION IS TAKEN, OR ANY PART THEREOF, IS ULTIMATELY DETERMINED NOT TO BE A REASONABLE COST OR EXPENSE INCURRED BY THE SERVICE PROVIDER IN CONNECTION WITH THE PROVISION OF SERVICES, SUCH AMOUNT OR PORTION THEREOF (AS THE CASE MAY BE) SHALL BE REFUNDED BY THE SERVICE PROVIDER TO SUCH SERVICE RECIPIENT. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, A SERVICE RECIPIENT (OR THE AUDIT COMMITTEE OF THE BOARD) MAY TAKE EXCEPTION TO ANY CHARGE WITHIN THE PERIOD SPECIFIED ABOVE NOTWITHSTANDING THAT THE RELATED INVOICE WAS PAID IN FULL.

(b) If, within 20 days after receipt of any written exception pursuant to Section 3.3(a), the Service Recipient (or the audit committee of the Board) and the Service Provider have been unable to resolve any dispute, and if the aggregate amount in dispute exceeds $100,000, such Service Recipient (or the audit committee of the Board) or the Service Provider may submit the dispute to an independent third party accounting firm that is mutually agreeable to such Service Recipient (or the audit committee of the Board), on the one hand, and the Service Provider, on the other hand. The parties shall cooperate with such accounting firm and shall provide such auditing firm access to such books and records as may be reasonably necessary to permit a determination by such auditing firm. The resolution by such auditing firm shall be final and binding on the parties and the costs of such accounting firm shall be shared by the Service Provider and the Service Recipients equally.

(c) Absent a dispute, as described above, if Service Recipients fails to timely pay any fee or cost or any of the amounts described in Section 3.1 within thirty (30) days, Service Provider may, at its option, suspend all or any portion of the provision of Services hereunder until such time as the default has been cured and all indebtedness of Service Provider under this Agreement for such suspended Services is paid in full. Without limiting the foregoing, in instances of such non-payment, Service Provider will also have the right to set off the amounts of the non-payments against all amounts, revenues and other proceeds that have been received by Service Provider on Service Recipients’ behalf (or for Service Recipients’ account) in performing the Services hereunder. In the event of a good faith dispute with respect to any invoice: (i) Service Recipients shall promptly provide Service Provider notice thereof, (ii) Service Recipients shall not be required to make payment of any amounts in dispute pending resolution of such dispute, (iii) Service Recipients and Service Provider shall seek to resolve such dispute and (iv) Service Provider shall not be required to perform the Services in accordance with this Agreement pending resolution of such dispute.

(d) All amounts owed under this Agreement shall be paid by wire transfer of immediately available funds in U.S. Dollars sent to the bank and account designated by Service Provider. Any amounts due under this Agreement will accrue interest at the Prime Rate beginning on the next Business Day following the due date of the applicable invoice until the date paid to Service Provider.

ARTICLE IV

COVENANTS OF THE SERVICE PROVIDER

Section 4.1 Maintenance of Staff and Personnel. The Service Provider covenants and agrees that it expects to continue to employ the same individuals employed by Kimmeridge Operations, LLC and allocated to the Company and the Corporation as of the Effective Date.

Section 4.2 Situs of Books and Records. The Service Provider covenants and agrees to keep the books, records, files and other information to be maintained by it hereunder or which comes into its possession pursuant to this Agreement at the same address that it uses for notice purposes hereunder.

ARTICLE V

TERM

Section 5.1 Term of this Agreement. This Agreement shall continue initially until December 31, 2021, and shall be renewed and shall continue automatically thereafter for additional one-month terms unless either party provides written notice to the other party hereto of its desire not to renew this Agreement at least 20 days prior to such date (the “Term”); provided, however, that either party hereto may terminate this Agreement, whether during the initial term or any time thereafter (and whether or not in connection with an anniversary date of this Agreement) by giving written notice of termination to the other party at least 20 days prior to the date as of which such termination is to be effective.

ARTICLE VI

RELATIONSHIP OF PARTIES; TITLE TO ASSETS; ACCESS RIGHTS

Section 6.1 Independent Contractor Status. Notwithstanding anything in this Agreement to the contrary, (a) the relationship of the Service Provider to the Service Recipients shall be and remain that of an independent contractor; (b) neither the Service Provider nor any Affiliate, director, manager, officer, agent or representative thereof shall be deemed, as a result of this Agreement, to be an employee of the Service Recipients; and (c) nothing herein shall be deemed or construed to create a partnership or joint venture under applicable state law between the Service Provider, on the one hand, and either or both of the Service Recipients, on the other hand, or to cause a party hereto (whether the Service Provider, on the one hand, or the Service Recipients, on the other hand) to be responsible in any way for the debts and obligations of the other party hereto.

Section 6.2 Title to Assets. Notwithstanding anything else herein to the contrary, all real and personal property related to any of the Properties shall be owned by and acquired in the name of the Service Recipients on whose behalf such Property is being acquired, absent an instruction by the Service Recipient to the contrary. All books and records, files, databases, geological and geophysical data, engineering data, maps, interpretations and other technical information, and other data and information specifically relating to the Properties, and all software specifically purchased for the primary benefit of either Service Recipient and paid for primarily with funds furnished by the Service Recipients in connection with the services provided hereunder that are specific to such Services, shall be and remain the sole and exclusive properties of such Service Recipient and (without limiting the provisions of this Section 6.2 or any other provision of this Agreement) shall be delivered to such Service Recipient as soon as reasonably practicable after the termination of this Agreement; provided however that Service Provider shall be entitled to maintain copies of any books and records to the extent required to under applicable law and to comply with its contractual arrangements including Section 6.3.

Section 6.3 Access. The Service Provider will maintain in good order any and all books and records regarding the Services for a period of two years following the date such Services are rendered.

The Service Recipients may, at their sole cost and expense, review or audit, or cause to be reviewed or audited, the books and records of the Service Provider related to this Agreement; provided, however, that all invoices provided to the Service Recipients pursuant to this Agreement shall be paid when due regardless of whether such invoices are under review or audit pursuant to this Section 6.3(a). The Service Provider will make available its relevant books and records and use commercially reasonable efforts to assist the Service Recipients in conducting such review or audit. The Service Provider shall cooperate fully and timely, and cause its accountants and other advisors to cooperate fully and timely, with any reasonable request by the Service Recipients to produce financial statements for, or other information and materials regarding, the Serviced Properties that is necessary or appropriate for the Service Recipients to fully comply with the rules and regulations of the Securities and Exchange Commission and any national securities exchange on which securities of the Service Recipients are listed or are proposed to be listed. The Service Recipients shall bear all costs and expenses incurred by the Service Provider in complying with any such request, including with respect to any inspection, examination or audit performed on the Service Recipients pursuant to this Section 6.3(a) and including the reasonable fees and expenses of any legal counsel or financial or accounting, professional engaged by the Service Provider. The Service Recipients shall make payment of such invoiced expenses to the Service Provider as provided for pursuant to Section 3.2.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

Section 7.1 Service Provider’s Special Representations and Warranties. The Service Provider hereby represents and warrants to the Service Recipients as follows:

(a) The Service Provider is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified as a foreign limited liability company to operate in the State of Colorado.

(b) The Service Provider has full power and authority to enter into and perform its obligations under this Agreement.

Section 7.2 Service Recipients’ Special Representations and Warranties. The Service Recipients each hereby represents and warrants to the Service Provider as follows:

(a) Each Service Recipient has full power and authority to enter into and perform its obligations under this Agreement; and

(b) Each Service Recipient and its employees will continue to abide by the compliance policies and procedures of the Service Provider and its parent company (to the extent such policies and procedures have been provided to such Service Recipients) throughout the term of this Agreement.

Section 7.3 Parties’ Representations and Warranties. Each party to this Agreement hereby represents and warrants to the other parties to this Agreement as follows:

(a) This Agreement has been duly authorized, executed and delivered by such party, constitutes the legal, valid and binding obligation of such party and, except as may be affected (i) by bankruptcy, insolvency, moratorium, reorganization and other similar laws and judicial decisions affecting the rights of creditors generally and (ii) by general principles of equity and public policy (regardless of whether considered at law or in equity), is enforceable against such party in accordance with its terms.

(b) The execution, delivery and performance of this Agreement by such party, and the consummation of the transactions contemplated hereby by such party, will not, without the giving of notice or the lapse of time, or both, (i) violate any provision of applicable law, order, injunction or judgment to which such party is subject, (ii) conflict with, or result in a breach or default under, any term or condition of its governing documents or any agreement or other instrument to which such party is a party or by which its properties are bound, or (iii) require any consent, approval, notification, waiver or other similar action from any third party.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Notices. All notices, requests or consents provided for or permitted to be given under this Agreement shall be in writing and shall be considered as properly given or made on the date of actual delivery if given by (a) personal delivery, (b) United States mail, (c) expedited overnight delivery service with proof of delivery, or (d) via email or facsimile with confirmation of delivery.

Section 8.2 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto relating to the subject matter of this Agreement and supersedes all prior contracts or agreements with respect thereto, whether oral or written. Except as provided in Section 2.4, nothing in this Agreement, express or implied, is intended to confer upon any other Person (other than the parties to this Agreement), any rights or remedies under or by reason of this Agreement.

Section 8.3 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any party in the performance by that party of its obligations under this Agreement will not constitute a consent or waiver to or of any other breach or default or any other obligations under this Agreement. Failure on the part of a party to this Agreement to complain of any act of the other party to this Agreement or to declare the other party in default with respect to this Agreement, irrespective of how long such failure continues, will not constitute a waiver by that party of its rights with respect to that default until the applicable limitations period has expired.

Section 8.4 Amendment or Modification. Except as otherwise expressly provided in this Agreement, any amendment or modification to this Agreement requires the written consent or approval of the parties to this Agreement.

Section 8.5 Binding Effect. This Agreement will be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, neither party shall assign this Agreement, in whole or in part, to any other Person without the express prior written consent of the other party to this Agreement, determined in such other party’s sole and absolute discretion.

Section 8.6 Governing Law; Severability; Waiver of Jury Trial.

(a) This Agreement is governed by and will be construed in accordance with the laws of the State of Delaware, excluding any conflict-of-laws rule or principle (whether under the laws of Delaware or any other jurisdiction) that might refer the governance or the construction of this Agreement to the law of another jurisdiction. If any provision of this Agreement or its application to any party or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected thereby, and such provision will be enforced to the greatest extent permitted by law.

(b) THE PARTIES HERETO VOLUNTARILY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA IN DELAWARE, OVER ANY DISPUTE BETWEEN THE PARTIES ARISING OUT OF THIS AGREEMENT, AND EACH PARTY IRREVOCABLY AGREE THAT ALL SUCH CLAIMS IN RESPECT OF SUCH DISPUTE SHALL BE HEARD AND DETERMINED IN SUCH COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH DISPUTE ARISING OUT OF THIS AGREEMENT BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. EACH PARTY AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c) EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY DISPUTE (AS DEFINED BELOW) OR OTHER PROCEEDING RELATED THERETO BROUGHT IN CONNECTION WITH THIS AGREEMENT.

Section 8.7 Survivability. The various representations, warranties, covenants, agreements and duties in and under this Agreement shall survive the execution and delivery of this Agreement and terminate upon termination or expiration of this Agreement, except for Articles III, VI, VII, VIII and Section 2.4.

Section 8.8 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each party to this Agreement will execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and such transactions.

Section 8.9 Confidentiality. Each party to this Agreement will, and will cause each of its directors, officers, agents or other representatives to, keep confidential all non-public information received from or otherwise relating to, the other party to this Agreement and such other party’s subsidiaries, equity holders, properties and businesses (“Confidential Information”), and will not, and will not permit its directors, officers, agents and other representatives to, (a) disclose Confidential Information to any other Person other than (i) to another party hereto for a valid business purpose relating to its rights and obligations under this Agreement, (ii) in the case of the Service Provider (and its directors, officers, agents and other representatives), in carrying its duties in the best interests of the Service Recipients, or (iii) in the case of the Service Recipients, to any Person who is a potential acquirer of either or both of the Service Recipients or any of their respective subsidiaries (or of all or substantially all of the assets of either or both of the Service Recipients or any of their respective subsidiaries) so long as such Person is subject to a confidentiality agreement with respect to the Confidential Information, or (b) use Confidential Information for anything other than as necessary and appropriate in carrying out its rights and obligations under this Agreement. The restrictions set forth herein do not apply to any disclosures required by law or regulatory authority (pursuant to the advice of counsel), so long as (x) the Person subject to such disclosure obligations provides prior written notice (to the extent reasonably practicable and permitted by applicable law) to the other party to this Agreement stating the basis upon which the disclosure is asserted to be required, and (y) the Person subject to such disclosure obligations takes all reasonable steps permitted by applicable law (without the obligation to spend money or incur liabilities) to oppose or mitigate any such disclosure. As used herein the term “Confidential Information” shall not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by the other party to this Agreement (or its directors, officers, agents or other representatives) in violation of this Agreement, (ii) is or was available to such disclosing party on a non-confidential basis prior to its disclosure by the other party to this Agreement or (iii) was or becomes available to such party on a non-confidential basis from a source other than the other party to this Agreement, which source is or was (at the time of receipt of the relevant information) not, to the best of such party’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the other party to this Agreement.

Section 8.10 Counterparts. This Agreement may be executed in any number of counterparts, by facsimile or electronic signatures or otherwise, with the same effect as if all signatories had signed the same document. All counterparts will be construed together and constitute the same instrument.

Section 8.11 Electronic Transmissions. Each of the parties hereto agrees that (a) any consent or signed document transmitted by electronic transmission shall be treated in all manner and respects as an original written document, (b) any such consent or document shall be considered to have the same binding and legal effect as an original document and (c) at the request of any party hereto, any such consent or document shall be re-delivered or re-executed, as appropriate, by the relevant party or parties in its original form. Each of the parties further agrees that they will not raise the transmission of a consent or document by electronic transmission as a defense in any proceeding or action in which the validity of such consent or document is at issue and hereby forever waives such defense. For purposes of this Agreement, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned parties has caused this Services Agreement to be duly executed by its authorized officer or representative, effective as of the date first written above.

DESERT PEAK MINERALS INC.

By:
Name:
Title:

DESERT PEAK LLC

By:
Name:
Title:

Address For Notice Purposes for either Service Recipient:

Desert Peak Minerals Inc.
1144 15th Street, Suite 2650
Denver, Colorado 80202
Attention: General Counsel
E-mail: brett.riesenfeld@desertpeak.com

KIMMERIDGE OPERATIONS, LLC

By:
Name:
Title:

Address For Notice Purposes:

Kimmeridge Operations, LLC
c/o Kimmeridge Energy Management Company, LLC
412 West 15th Street, 11th Floor
New York, New York 10011
Attention: General Counsel
E-mail: tamar.goldstein@kimmeridge.com

[Signature Page to Services Agreement]

SCHEDULE A

SERVICES

This schedule sets forth certain Services that may be required from the Service Provider. The provision of any Services shall in all respects be subject to the terms and conditions set forth in this Agreement. The Services are designed to be the same services provided to the Service Recipients’ predecessors, KMF Land, LLC and Kimmeridge Mineral Fund, LP, prior to the effectiveness of the initial public offering of the Corporation and related corporate reorganization of these entities. The Service Provider shall have the authority to perform or to arrange for the provision of the following Services:

a)

lease, title, division order, and other land administration services, including (i) the negotiation, execution, administration and maintenance of leases and agreements relating to, or comprising a part of, the Properties, (ii) the maintenance and updating of lease, ownership, contract, and property records and databases relating to the Properties; (iii) the maintenance and updating of reports, records and databases relating to the Properties; and (iv) such other reasonable and customary land administration services as the Service Provider deems necessary from time to time for the administration and maintenance of the Properties;

b)

financial, revenue, expense and other accounting services, including (i) the creation and management of accounting books and records; (ii) calculation of revenue and proceeds of production due to the Service Recipients; (iii) calculation and disbursement of production taxes; (iv) billing and invoicing third Persons for amounts owed to the Service Recipients with respect to the Properties; and (v) reporting to the Service Recipients and other third Persons (including Governmental Entities) as required by law or agreement, or requested by such Persons from time to time, and keeping the Service Recipients apprised of the financial and accounting status of the Properties, including accounts receivable and payable, balancing positions, and anticipated future costs, expenses and revenues;

c)

procurement and purchasing of services and other matters reasonably necessary for the efficient day-to-day operations of the Properties and as required by this Agreement or by the Service Recipients from time to time;

d)

regulatory compliance services with respect to the Properties, including the arrangement of, and application for, all permits required with respect to the Properties from time to time, preparation and filing of all applications, reports, notices, and other documents required by any third Person or applicable law, and appearance as the Company’s representative at hearings of Governmental Entities;

e)

recordkeeping services, including the establishment and maintenance of books and records with respect to the Properties in accordance with retention policies and other standards of the Company or its Affiliates from time to time;

f)	insurance services, including procurement and maintenance of all insurance policies for the benefit of the Company that are necessary or advisable;

g)

contract management and administration services, including the negotiation of contract terms with third Persons; compliance with all contracts of the Company from time to time with respect to the Properties; the provision to the Company of all reports, communications, notices, minutes, and other documents with respect to contracts affecting the Properties; and review of the compliance of third Persons with the terms of such contracts and applicable law;

h)

advising the Company, as promptly as reasonably practicable, and in writing, of all actions necessary or advisable, in connection with the obligations of the Company with respect to the Properties under applicable law or contract, to avoid breach of, or default or forfeiture or loss of rights under, or pursuant to, such laws or contracts; and

i)	sourcing, evaluating, negotiating, executing and consummating of acquisitions and other strategic alternatives.

EXHIBIT A

ALLOCATION POLICY